Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

Powerlaw Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	457(o)	35,591,005	$	$391,501,056.17	0.0001381	$54,066.30
Fees Previously Paid	Equity	Common Stock	(2)	457(o)	103,915,043	$	$84,171,184.83	0.0001531	$12,886.61

Total Offering Amounts:							$475,672,241.00		66,952.91
Total Fees Previously Paid:									12,886.61
Total Fee Offsets:									0.00
Net Fee Due:									$54,066.30

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Given that there is no proposed maximum offering price per share of common stock, the Registrant calculates the maximum aggregate offering price, by analogy to Rule 457(f)(2), based on the book value of the common stock as of December 23, 2025 of $11.00 per share. Given that the Registrant’s shares of common stock are not traded on an exchange or over-the-counter, the Registrant did not use the market price of its common stock in accordance with Rule 457(c).
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Given that there is no proposed maximum offering price per share of common stock, the Registrant calculated the maximum aggregate offering price, by analogy to Rule 457(f)(2), based on the book value of the common stock as of September 15, 2025 of $0.81 per share. Given that the Registrant’s shares of common stock are not traded on an exchange or over-the-counter, the Registrant did not use the market price of its common stock in accordance with Rule 457(c). Effective December 23, 2025, the Registrant executed a reverse stock split whereby every twelve shares of common stock was changed into one share of common stock. The fees previously paid, were paid in connection with a registration statement on Form N-2, filed on September 17, 2025.